MUTUAL GENERAL RELEASE - (Lawrence Weisdorn)
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This Mutual  General  Release  ("Release")  dated as of  September  1, 2000,  is entered into by and between 3DShopping.com d.b.a. O2 Essential Marketing Technologies ("Employer"), a California Corporation, and Lawrence Weisdorn ("Weisdorn"), with reference to the following facts:

       A.      WHEREAS,  Employer,  a developer and  distributor of  proprietary
               3-D Internet  e-commerce  display  technology   ("Employer's
               Business"), engaged Weisdorn on August 13, 1996.

       B.      WHEREAS,   effective  September  1,  2000,  Weisdorn  voluntarily
               resigned his employment with Employer ("Separation Date").

       C. WHEREAS, Employer and Weisdorn desire to discharge one another with respect to any further obligations owed to each other.

WHEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the sufficiency of which is hereby acknowledged, and in further consideration of the mutual covenants and agreements contained herein, Employer and Weisdorn agree as follows:

      1.  RELEASE:
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           a.  Release by Weisdorn  and Period of  Revocation.  Weisdorn  hereby
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               fully  releases and  discharges  Employer,  including  Employer's affiliated entities,  and subsidiaries (past and present) and the
               current   or   former    officers,    directors,    shareholders,
               administrators, assigns, agents, attorneys and all successors in interest, forever, from any and all obligations, losses, damages, debts, agreements, liabilities, demands, costs, expenses, claims and causes of action, known or unknown, fixed or contingent, of any kind or nature whatsoever ("Claims"), which he ever had, now has or may hereafter have, arising from, concerning or pertaining to Employer's Business and/or the employment relationship between Employer and Weisdorn from the beginning of time to the date of this Release. Except as provided below, Weisdorn shall not have any further involvement in Employer's Business.

               Without limiting the generality of the foregoing, this Release includes any claim under Title VII of the Civil Rights Act of 1964, as amended, and, except as expressly provided otherwise herein, any claim for: severance pay; bonus; sick leave; workers' compensation; holiday pay; vacation pay; life insurance; health, dental or disability benefits; or any other fringe benefit.

               This Release applies to any rights or claims Weisdorn may have under the Age Discrimination in Employment Act, as amended. Under the requirements of the Older Workers' Benefit Protection Act, Weisdorn has 45 days to consider this Release, while he may accept or reject it in less time than that. Employer urges Weisdorn to use as much of the time as necessary to consider this Release and consult with an attorney in connection therewith. Weisdorn has 7 days following

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               signature of this  Release to revoke it, and this  Release  shall not become effective or enforceable until expiration of this 7-day revocation period. If Weisdorn opts to revoke this Release, he must contact Employer's Legal department to advise Employer of his revocation decision, and Weisdorn must also send a written notice of such revocation decision to Employer.

           b.  Release  by  Employer.   Employer   hereby  fully   releases  and
               ---------------------
               discharges Weisdorn, his heirs, executors, administrators, successors and assigns, forever, from any and all Claims, which Employer ever had, now has or may hereafter have, arising from, concerning or pertaining to Employer's Business and/or the employment relationship between Employer and Weisdorn from the beginning of time to the date of this Release.

      2.  ACKNOWLEDGEMENTS/CONSIDERATION:  As consideration for the execution of
          ------------------------------
          this Release and performance of its terms and conditions, Employer will provide the following to Weisdorn:

           a. Two (2) year severance pay in the gross amount of $300,000. On the date following the date that this Release becomes effective and fully in force, Employer shall make a severance payment to Weisdorn in the gross amount of $150,000, less $30,175 for applicable withholding taxes. Employer shall pay Weisdorn the remaining gross amount of $150,000, net of applicable withholding taxes (and without interest), within three days following Employer's receipt of proceeds from Employer's next round of financing obtained from unaffiliated third parties. These payments shall represent full and complete compensation for all services rendered by Weisdorn to Employer in connection with Employer's Business.

           b. Pursuant to that certain Non-Qualified Stock Option Agreement ("Option Agreement") dated as of May 30, 2000, between Employer and Weisdorn, Weisdorn has an option to purchase 100,000 shares of Employer's stock. Employer hereby agrees that the vesting requirement for these shares has been waived and are fully vested. Employer agrees that Weisdorn has 18 months commencing on the Separation Date in which to exercise his stock options at the exercise price of $7.70 per share ("Options"), which 18 month period expires on March 1, 2002.

           c. Reimbursement for expenses in the amount of $149.47, for which Employer has received proper documentation.

           d. Weisdorn may retain the black file cabinet and lap top computer of Employer's currently in his possession; and

           e.  Until  October  15,  2000,   Employer  will  maintain  Weisdorn's
               existing internet address of LW@3Dshopping.com.
                                            -----------------


         Weisdorn shall fully account to Employer for any of Employer's property currently in Weisdorn's possession or control, and shall return to Employer any such property within 7 days (except for the lap top computer and black file cabinet as noted in Paragraph 2(d)

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         above).

         Weisdorn agrees to cooperate with Employer in connection with winding down any of Weisdorn's unfinished projects. Weisdorn shall return to Employer all office keys and identification cards (the cellular telephone and American Express Card have been returned). Weisdorn shall promptly submit any outstanding cellular telephone and American Express bills to Employer with proper documentation and shall immediately reimburse Employer for any personal expenses incurred thereon.

      3. PRIOR AGREEMENTS:
         ----------------

           a. Except as set forth in Sections 3(b) and (c), all rights, obligations and responsibilities of the parties under the Management Change Agreement dated May 30, 2000 and any other agreement between Weisdorn and Employer are hereby terminated in all respects.

           b. All rights, obligations and responsibilities of Weisdorn under the Employee Non-Disclosure Agreement dated March 17, 2000 between Weisdorn and Employer shall remain in full force and effect following the Separation Date.

           c. All rights, obligations and responsibilities of Weisdorn under the Option Agreement, as amended pursuant to Section 2(b) hereof, shall remain in full force and effect following the Separation Date.

      4. RESTRICTIONS ON SALE OF SHARES:
         ------------------------------


           a. Weisdorn agrees that he will not sell, transfer, hypothecate, or otherwise dispose of more than 100,000 shares of common stock of Employer currently owned by Weisdorn or issuable upon exercise of Options held by Weisdorn (collectively, the "Shares") during any quarterly period (the first quarterly period to commence on the Separation Date) without the prior written consent of Employer, such consent not to be unreasonably withheld. The certificates representing the Shares will be legended accordingly and such legend shall be removed at the beginning of each quarterly period, from the Shares at the rate of 100,000 shares per quarter on a cumulative basis. Employer will use its best efforts to facilitate through its Transfer Agent the removal of the restrictive legend as soon as possible. In the event of a merger or acquisition of Employer which involves more than 50% of Employer's issued and outstanding common stock, Employer will immediately cause the restrictive legend to be removed from the remaining Shares held by Weisdorn.


           b. If required by the managing underwriter or placement agent of any offering of Employer's securities, Weisdorn agrees to execute a "lock-up" agreement, pursuant to which Weisdorn will agree not to sell, transfer, hypothecate, or otherwise dispose of shares of Employer's common stock owned by Weisdorn or issuable upon exercise of Options held by Weisdorn, without the prior written consent of Employer. The number of shares subject to such agreement and the length of the lock-up period shall be determined pursuant to good faith negotiations between Weisdorn and the underwriter or placement agent.

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      5.  REPRESENTATIONS AND WARRANTIES: The Parties hereby represent,  warrant
          ------------------------------
          and covenant, that: (i) neither has heretofore assigned or transferred or purported to assign or transfer to anyone any claim, demand, action or cause of action based upon or arising out of or pertaining to any of the matters or things released herein; (ii) each has the sole, full and lawful authority to release and forever discharge any such claims, demands, actions or causes of action based upon or arising out of or pertaining to any of the matters or things released herein; (iii) each has consulted with his own attorney and executed this Release freely and voluntarily; (iv) each will cooperate with the other in connection with timely executing any documentation necessary to effectuate the terms of this Release; and (v) this Release shall be binding upon each party and its respective successors and assigns.

      6.  NO  FURTHER  PAYMENTS  OR  OBLIGATIONS:  Payment  of the sum set forth
          --------------------------------------
          in Paragraph 2 above shall constitute the only sum payable by Employer to Weisdorn with respect to this Release, Employer's Business or any Claim. Except for the obligations set forth in this Release, Employer shall have no further obligations to Weisdorn with respect to the employment relationship or Employer's Business. Except as otherwise required by law or provided herein, Weisdorn's salary and benefits will cease as of the Separation Date, and any entitlement he has or might have under any provided benefit program will cease. As of the date hereof, Weisdorn waives his right to collect any Workers' Compensation benefits in connection with Employer.

      7.  WAIVER:  Employer  and Weisdorn  intend and agree that this  Release
          ------
          shall be effective as a full and final accord and satisfaction and general release of and from all Claims released and discharged hereunder. In furtherance thereof, Weisdorn acknowledges that Weisdorn is familiar with Section 1542 of the Civil Code of the State of California, which states as follows:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          The parties are executing this Release voluntarily, and each waives any and all rights Weisdorn has or may have under California Civil Code Section 1542, any successor section to it, and/or any other statute or common law principle of similar effect. In connection with this waiver and the Release, Weisdorn acknowledges that he is aware that he may discover claims presently unknown or unsuspected or facts in addition to or different from those which he now knows or believes to be true with respect to the Claims released and discharged hereunder. Nevertheless, Employer and Weisdorn intend by this Release, and with and upon the advise of such parties' own independently selected counsel, to release fully, finally and forever all Claims released and discharged hereunder. In furtherance of such intention, the releases set forth in this Release shall be and remain in effect as full and complete releases of the Claims released and discharged hereunder notwithstanding the discovery or existence of any such additional or different claims or facts relevant hereto.

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      8.  REFRAIN FROM  COMMENCING  LAWSUIT:  Employer and Weisdorn  agree to
          ---------------------------------
          forever refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against the other party, based on, arising out of or in connection with any obligation, loss, damage, debt, agreement, liability, demand, cost expense, claim or cause of action that is released and discharged hereunder.

      9.  PUBLICITY:  Weisdorn  will take no action or make any  statement or
          ---------
          comment that directly or indirectly disparages the reputation of Employer or any of its affiliates or any of their directors, officers, employees or businesses.

      10. MISCELLANEOUS: The scope and  effect of each  party's  obligations  to
          -------------
          the other under this Release (collectively, "Obligations") will be as broad as may be permitted under applicable law, and will be ineffective to the extent that it purports to restrict either party to a greater extent than permitted thereunder. The Obligations are independent of any similar covenants agreed to by the parties and may be enforced without regard to the enforceability or continued effectiveness of any such other covenants.

      11. ENTIRE AGREEMENT: This Release, which shall be construed in accordance
          ----------------
          with the laws of the State of California, constitutes the entire agreement and understanding between the parties in connection with the above matters and supersedes all prior agreements, whether written or oral, in connection therewith.

ACCEPTED AND AGREED:

LAWRENCE WEISDORN  ("WEISDORN")           3DSHOPPING.COM d/b/a O2
                                          ESSENTIAL MARKETING
                                          TECHNOLOGIES ("EMPLOYER")



By                                        By
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Date:                                     Title :
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                                          Date:
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